Exhibit 1.1

$2,000,000,000

SARA LEE CORPORATION

MEDIUM-TERM NOTES, SERIES E

DISTRIBUTION AGREEMENT

November 21, 2003

Banc of America Securities LLC

100 North Tryon Street

Charlotte, North Carolina 28255

Banc One Capital Markets, Inc.

Attn: Structuring & Execution

1 Bank One Plaza, Mail Code IL 1-0595

Chicago, Illinois 60670

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

J.P. Morgan Securities Inc.

270 Park Avenue, 8th Floor

New York, New York 10017

Attention: Transition Execution Group

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, Floor 15

New York, New York 10281

Attention: Global Transaction Management Group

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: Manager – Continuously Offered Products

Ladies and Gentlemen:

Sara Lee Corporation, a Maryland corporation (the “Company”), confirms its agreement with each of you (each an “Agent” and, together with the additional agents which may become a party hereto pursuant to Section 14, the “Agents”) with respect to the issuance and sale by the Company of up to $2,000,000,000 aggregate public offering price (or its equivalent, based on the applicable exchange rate, in such foreign currencies or composite currencies or units as the Company shall designate) of its Medium-Term Notes, Series E (the “Notes”). The Notes are to be issued from time to time pursuant to an indenture, dated as of October 2, 1990 (as it may be supplemented or amended from time to time, the “Indenture”), between the Company and The Bank of New York (as successor to Continental Bank, N.A.), as trustee (the “Trustee”).

The Notes shall have the maturity dates, applicable interest rates or interest rate formulas, specified currencies, issue prices, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a “Pricing Supplement”). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures (as defined in Section 2(f)). This Agreement shall apply only to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Notes directly to investors on its own behalf, and to designate and select additional agents in accordance with Section 14, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement (each a “Purchase Agreement”). Each such Purchase Agreement, whether oral (any such oral agreement shall be confirmed in writing, which may be by facsimile or other electronic transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e).

SECTION 1. REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (as defined in Section 2(g)) and as of the times referred to in Section 6(a) and Section 6(b) (the Closing Date and each such time being hereinafter sometimes referred to as a “Representation Date”), as follows:

(a) General. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-83776) with respect to the Notes pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) thereunder, and such registration statement, as amended, has become effective under the Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this Agreement, (i) such registration statement (Registration No. 333-83776), as amended, including

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incorporated documents and exhibits (but excluding the Statement of Eligibility on Form T-1 (the “Form T-1”)) and as further amended or supplemented from time to time, is hereinafter referred to as the “Registration Statement;” (ii) “Basic Prospectus” means the form of basic prospectus included in the Registration Statement; and (iii) “Prospectus” means the Basic Prospectus together with any prospectus supplement related to the Notes and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations except that, if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company with the Commission (and is not filed with the Commission) pursuant to Rule 424(b) of the Rules and Regulations, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents required to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, and any reference herein to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference (such incorporated documents being herein called the “Incorporated Documents”). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of securities other than the Notes shall not be deemed to have supplemented the Prospectus. The Commission has not issued any order preventing or suspending the use of the Prospectus.

(b) Registration Statement, Prospectus and Indenture: Contents. The Registration Statement and the Prospectus conform, and the Registration Statement and the Prospectus will conform as of the applicable Representation Date, in all material respects to the applicable requirements of the Act and the Rules and Regulations; the Indenture, including any amendments and supplements thereto, conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; the Registration Statement does not, and as of the applicable Representation Date will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not, and as of the applicable Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein, or (ii) any statements in or omissions from the Form T-1.

(c) Incorporated Documents. The Incorporated Documents, when they were filed (or, if an amendment with respect to any such Incorporated Document is filed, when such amendment was filed) with the Commission complied or will comply when so filed with the Commission in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, when read together and with the other information included or incorporated by reference in the Prospectus, did not and will not include an untrue

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statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) No Defaults. Neither the Company nor any “Significant Subsidiary” (as defined in Regulation S-X of the Commission) is in violation of its respective corporate charter or bylaws; neither the Company nor any Significant Subsidiary of the Company is in default under any agreement, indenture or instrument, except for such defaults which would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement, the Indenture, the Notes, and each applicable Purchase Agreement, if any, and compliance by the Company with the provisions of the Notes and the Indenture have been duly authorized and will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Company or any Significant Subsidiary of the Company is a party or by which it or any such Significant Subsidiary may be bound (except for such conflicts or defaults which would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), or result in a violation of the corporate charter or bylaws of the Company or any Significant Subsidiary of the Company or any judgment, order or decree of any court or governmental agency having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties (except for violations which would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole); and except as required by the Act, the Trust Indenture Act, the Exchange Act, applicable state securities laws or foreign securities laws or any securities exchange on which any of the Notes might be listed, no consent, authorization or order of, or filing with, any court or governmental agency is legally required by the Company or any Significant Subsidiary for the execution, delivery and performance of this Agreement, any Purchase Agreement and the issuance and sale of the Notes (except for such consents, authorizations, orders or filings which the failure to obtain or make would not have a material adverse effect on the enforceability of the Notes).

(e) Material Changes. Except as may be described in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

(f) Accountants. To the best of the Company’s knowledge the accountants, whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

(g) Validity of the Indenture and the Notes. (i) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and (ii) the Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture, this Agreement and the applicable Purchase Agreement, if any, and the Notes have been duly executed, authenticated, delivered and paid for as provided in this Agreement, the Indenture and

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the applicable Purchase Agreement, if any, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms and the terms of the Indenture, except, with respect to the Indenture and the Notes, to the extent enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (B) by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency. The Indenture and the Notes conform and will conform in all material respects to the statements relating thereto contained in the Prospectus and are substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(h) Execution and Due Authorization. This Agreement has been, and each Purchase Agreement when executed and delivered pursuant to this Agreement will be, duly authorized, executed and delivered by the Company.

(i) Due Incorporation and Qualification. The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which their ownership of properties or the conduct of their businesses requires such qualification (except where the failure to obtain such qualification or be in good standing would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and have the power and authority to own or hold their properties and to conduct the businesses in which they are engaged; the Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated in the Indenture, and to issue, sell and deliver the Notes; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly and validly issued and is fully paid and nonassessable, and the Company owns its interest in each Significant Subsidiary free and clear of any mortgage, pledge, lien or encumbrance.

(j) Financial Statements. The financial statements included or incorporated by reference in the Prospectus present fairly the financial position and results of operations of the entities purported to be shown thereby in conformity with generally accepted accounting principles, at the respective dates and for the respective periods to which they apply, and except as disclosed therein have been prepared in conformity with generally accepted accounting principles, consistently applied; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

(k) Exhibits to Registration Statement. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or

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by the Rules and Regulations, or which were required to be filed as exhibits to any Incorporated Documents by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or the Incorporated Documents, as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

SECTION 2. SOLICITATIONS AS AGENT: PURCHASES AS PRINCIPAL

(a) Appointment. Subject to the terms and conditions stated herein, each Agent agrees to use its reasonable best efforts, acting solely as agent for the Company and not as principal, to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. In connection therewith, each Agent will use the Prospectus (as amended or supplemented from time to time) in the form most recently furnished to such Agent by the Company, and will solicit purchases of the Notes in accordance with the Act, the Rules and Regulations and the applicable securities laws or regulations of any other applicable jurisdiction (including non-U.S. jurisdictions) in which an Agent offers or sells any Note. Each Agent may, but shall not be obligated to, unless otherwise agreed, purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section 2.

The Company expressly reserves the right to sell Notes directly to investors, provided that such sales are made in compliance with all applicable laws, in which case the Agents shall not receive any commission with respect to such sale.

(b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes at any time for any period of time or indefinitely. After receipt of written notice from the Company, the Agents will suspend, not later than the beginning of the next business day, the solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

Upon receipt of notice from the Company as contemplated by Section 3(c), each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished such Agent with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

(c) Agent’s Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company in accordance with the schedule set forth in Exhibit A hereto. Except as otherwise provided in the Prospectus, without the consent of the Company, no Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

(d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price

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as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. If the Company accepts or rejects an offer, in whole or in part, the Company will promptly notify the applicable Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

In connection with the solicitation of offers to purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and the Incorporated Documents.

The purchase price, interest rate, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a Pricing Supplement to the Prospectus to be prepared following each acceptance by the Company of an offer to purchase Notes. Except as may be otherwise provided in any Pricing Supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

Each Agent shall use its reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event that any such purchase is not consummated for any reason (other than a breach by such Agent of its obligations under this Agreement). If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

The Company and the Agents agree that any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

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(e) Purchases as Principal. Unless otherwise agreed, no Agent shall have any obligation to purchase Notes from the Company as principal, but any Agent, severally and not jointly, may agree from time to time to purchase Notes as principal. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and a Purchase Agreement, whether oral (and confirmed in writing by the Agent and the Company within 24 hours thereafter, which may be by facsimile or other electronic transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if an Agent purchases Notes as principal for resale, such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement, or if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. To the extent described in the Prospectus, the Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Purchase Agreement shall also specify the requirements, if any, for delivery of opinions of counsel, accountant’s letters and officers’ certificates pursuant to Section 5.

(f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the “Procedures”) are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents, the Trustee and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement unless otherwise set forth in such Purchase Agreement.

(g) Delivery of Documents. The documents required to be delivered by Section 5 shall be delivered at the offices of Sidley Austin Brown & Wood LLP, Chicago, Illinois, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, not later than 10:00 A.M., Chicago time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the “Closing Date”).

SECTION 3. COVENANTS OF THE COMPANY

The Company covenants and agrees:

(a) Delivery of Signed Registration Statement. To furnish promptly to the Agents’ counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

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(b) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividends, the Indenture, this Agreement and such other exhibits that the Agents may request), (ii) the Basic Prospectus, (iii) the Prospectus and (iv) any documents incorporated by reference in the Prospectus.

(c) Revisions to Prospectus - Material Changes. If, during any period during which a Prospectus is required to be delivered under the Act (each a “Marketing Period”), any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, the Company agrees to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes. If the Company shall decide to amend or supplement the Registration Statement or any Prospectus, the Company agrees to advise the Agents by telephone (with confirmation in writing) and to prepare and file with the Commission promptly any amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. If during any Marketing Period, (i) any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them and the Agents have held such Notes for less than 90 days or for the period such Notes are required to be held under the terms of the Purchase Agreement related to such Notes or (ii) the Company has accepted an offer to purchase Notes but the related settlement has not occurred, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company and the Agents, be required by the Act.

(d) Commission Filings. To timely file with the Commission during any Marketing Period all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, upon request, to furnish copies thereof to the Agents.

(e) Copies of Filings with Commission. During any Marketing Period, prior to filing with the Commission any amendment or supplement to the Registration Statement relating to or covering the Notes or any amendment or supplement to any Prospectus (other than any Incorporated Document or an amendment or supplement relating to an offering of securities other than the Notes or a Pricing Supplement), and promptly after filing with the Commission any Incorporated Document or any amendment or supplement to any Incorporated Document, to furnish a copy thereof to the Agents.

(f) Notice to Agent of Certain Events. During any Marketing Period, to notify the Agents promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information (other than requests relating to an offering of securities other than the Notes) and the Company will afford the Agents a reasonable opportunity to comment on any such proposed

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amendment or supplement to the extent such amendment or supplement relates to transactions contemplated hereby, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of any downgrading in the rating of the Notes or any other debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, or no implication of a possible downgrading, of such rating).

(g) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Act).

(h) Holdback. If required pursuant to the terms of any Purchase Agreement, between the date of a Purchase Agreement and the date identified in such Purchase Agreement, the Company will not offer or sell, or enter into any agreement to sell, any of its debt securities that are substantially similar to the Notes. This paragraph (h) does not apply to borrowings under the Company’s credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper or securities under its Euro Medium Term Note and other debt instruments Programme due from one month to 30 years from the date of original issue made outside the U.S.

(i) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes and to file such Pricing Supplement pursuant to Rule 424(b) under the Act with the Commission.

(j) Copies of Press Release and Other Documents. During any Marketing Period, to furnish to the Agents, (i) not later than the time the Company makes the same available to others, copies of press releases issued by the Company’s corporate office and transmitted to the financial community and (ii) such other reports and documents provided to shareholders generally or otherwise made publicly available as the Agents may reasonably request.

(k) State Securities Laws. Promptly from time to time, to take such action as the Agents may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may reasonably request and to comply with such laws so

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as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

SECTION 4. PAYMENT OF EXPENSES

The Company will pay the following expenses:

(i) the costs arising directly from the authorization, issuance, initial sale and delivery of the Notes and any taxes payable in connection therewith;

(ii) the costs incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus or the Incorporated Documents and any amendments and exhibits thereto;

(iii) the reasonable fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company, and their respective counsel;

(iv) the costs and fees in connection with the listing of the Notes on any securities exchange;

(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc.;

(vi) the reasonable fees and disbursements of counsel to the Company and counsel to the Agents;

(vii) the fees paid to rating agencies in connection with the rating of the Notes;

(viii) all advertising expenses in connection with the offering of the Notes with the prior written consent of the Company; and

(ix) all other costs and expenses incurred by the Company and arising out of the transactions contemplated hereunder and incident to the performance by the Company of its obligations hereunder.

SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENT

The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on the Representation Date(s) applicable to the purchase of such Notes, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance in

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all material respects by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been or shall be filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(i); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission.

(b) Opinion of Company Counsel. On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of R. Henry Kleeman, Vice President, Deputy General Counsel and Assistant Secretary of the Company, in a form reasonably satisfactory to counsel for the Agents, to the effect that:

(i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or its ownership or leasing of property requires such qualification, except where the failure to obtain such qualification or be in good standing would not reasonably be expected to have a material adverse effect on the present consolidated financial condition of the Company and its consolidated subsidiaries, taken as a whole;

(ii) each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or its ownership or leasing of property requires such qualification, except where the failure to obtain such qualification or be in good standing would not reasonably be expected to have a material adverse effect on the present consolidated financial condition of the Company and its consolidated subsidiaries, taken as a whole; and all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly and validly issued and is fully paid and non-assessable and the Company owns its interest in the capital stock of each Significant Subsidiary of the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(iii) the execution, delivery and performance by the Company of this Agreement and the sale of the Notes as provided herein will not result in any violation or contravention of any provisions of (1) to the best of such counsel’s knowledge, applicable law or (2) any indenture, mortgage or other agreement known to such counsel to which the Company or any of its subsidiaries is bound, except with respect to (2), violations or contraventions which would not reasonably be expected to have a material adverse effect on the present consolidated financial condition of the Company and its consolidated subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge, no consent, approval or authorization of any governmental body is required, except such as are specified to have been obtained; and

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(iv) such counsel (1) is of the opinion that each Incorporated Document (except for financial statements, financial data and supporting schedules contained or incorporated by reference therein, as to which such counsel need not express any opinion) complied when filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder, and (2) is of the opinion that the Registration Statement (except for financial statements, financial data and supporting schedules included therein, excluded therefrom or incorporated by reference therein, as to which such counsel need not express any opinion), when it became effective, and the Prospectus (except for financial statements, financial data and supporting schedules included therein, excluded therefrom or incorporated by reference therein, as to which such counsel need not express any opinion), as amended or supplemented, if applicable, on the date hereof, complied as to form in all material respects with the Act and the rules and regulations thereunder.

In addition, such counsel shall state that such counsel or lawyers on such counsel’s staff participated in the preparation of the Registration Statement, the Prospectus and the Incorporated Documents and although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Incorporated Documents, and has not made any independent check of verification thereof, nothing has come to such counsel’s attention that causes such counsel to believe that either the Registration Statement (including the documents required to be incorporated by reference therein pursuant to Item 12 of Form S-3) at the time such Registration Statement became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the documents required to be incorporated by reference therein pursuant to Item 12 of Form S-3) as of the date of the Agreement (or, if the opinion is being given pursuant to Section 6(c) as a result of the Company having entered into a Purchase Agreement, as of the date of such Purchase Agreement and as of the settlement date with respect thereto) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, financial data and supporting schedules included in, excluded from, or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

Such counsel may limit such counsel’s opinion to the federal laws of the United States and the laws of the State of Illinois.

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(c) Opinion of Maryland Counsel. On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of outside Maryland counsel to the Company, in a form reasonably satisfactory to counsel for the Agents, to the effect that:

(i) the Company has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

(ii) the Company has the corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged as described in the Prospectus under the heading “Sara Lee Corporation” and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement, any applicable Purchase Agreement and the Indenture, to borrow money as contemplated in the Indenture, and to issue, sell and deliver the Notes;

(iii) the establishment of the Notes as a series of Securities (as defined in the Indenture) under the Indenture and the forms of the Notes have been duly authorized by all corporate action on the part of the Company;

(iv) this Agreement and any applicable Purchase Agreement have each been duly authorized, executed and delivered by the Company;

(v) the execution, delivery and performance by the Company of this Agreement, the Indenture, the Notes and, if applicable, the Purchase Agreement, and compliance by the Company with the provisions of the Notes and the Indenture will not result in a violation of any provisions of the corporate charter or bylaws of the Company; and

(vi) the Indenture has been duly authorized, executed and, so far as is known to such counsel, delivered by the Company and the issuance and sale of the Notes has been duly authorized by requisite corporate action on the part of the Company.

(d) Opinion of Sidley Austin Brown & Wood LLP. On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Sidley Austin Brown & Wood LLP, Chicago, Illinois, special counsel to the Company, in a form reasonably satisfactory to counsel for the Agents, to the effect that:

(i) the Indenture (assuming due authorization, execution and delivery by the Trustee and the Company and the absence of certain conflicts, defaults and violations as set forth in such opinion) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability now or hereafter in effect relating to or affecting the enforcement of creditors’ rights, (B) by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit;

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(ii) the Notes, when (A) duly authorized and executed by the Company, (B) the terms thereof and of their issuance and sale have been duly established in accordance with the terms of the Indenture, this Agreement and the applicable Purchase Agreement, if any, (C) authenticated and delivered by the Trustee in accordance with the terms of the Indenture and (D) issued to and paid for by the purchasers thereof in accordance with the terms of this Agreement and the applicable Purchase Agreement, if any, (assuming due authorization, execution and delivery by the Company and the Trustee and the absence of certain conflicts, defaults and violations as set forth in such opinion), will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors’ rights, (ii) by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or currency unit;

(iii) the Registration Statement has been declared effective under the Act and the Indenture has been qualified under the Trust Indenture Act, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; in rendering such opinion in the event that no written order has been issued by the Commission, such counsel may state that they relied solely upon the oral advice of the staff of the Commission to the effect that the Registration Statement has been declared effective and the Indenture has been qualified; and any required filing of the Prospectus pursuant to 424(b) has been made in the manner and within the time period required by Rule 424(b) (based solely on such counsel’s review of the EDGAR website);

(iv) the Registration Statement, as of the date on which it became effective, excluding the Incorporated Documents, appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, and the Indenture, as of the date of the qualification of the Indenture under the Trust Indenture Act, appears on its face to be appropriately responsive in all material respects to the requirements of the Trust Indenture Act and the regulations thereunder, except that in each case such counsel need not express an opinion as to the financial statements, financial data and supporting schedules included therein, excluded therefrom, or incorporated by reference therein or the exhibits to the Registration Statement, including the Form T-1;

(v) the statements in the Prospectus under the captions “Description of Debt Securities” (except for the statements under “—Form and Exchange of Debt Securities”), “Plan of Distribution,” “Description of Notes,” (except for the statements under “—

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Book-Entry System”) and “Supplemental Plan of Distribution”, to the extent that such statements are summaries of certain provisions of the Notes and the Indenture, have been reviewed by such counsel and are correct in all material respects and

(vi) The information in the Prospectus under the caption “United States Federal Income Tax Considerations” to the extent it constitutes matters of law or summaries of legal matters or conclusions, has been reviewed by such counsel and is correct in all material respects.

In addition, counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Agents and counsel for the Agents, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, except as set forth in (v) above, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, nothing has come to such counsel’s attention that has caused them to believe that either the Registration Statement at the time such Registration Statement became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of the date of the Agreement (or, if the opinion is being given pursuant to Section 6(c) as a result of the Company having entered into a Purchase Agreement, at the date of such Purchase Agreement and as of the settlement date with respect thereto) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, financial data and supporting schedules included in, excluded from, or incorporated by reference in the Registration Statement or the Prospectus or with respect to the exhibits to the Registration Statement, including the Form T-1.

In rendering their opinion as aforesaid, such counsel may rely upon an opinion, dated as of the date hereof, of its affiliates as to laws of any jurisdiction other than the United States of America and the State of Illinois.

(e) Officers’ Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate of the Company, dated the Closing Date, signed by its President or Vice President and its Treasurer or an Assistant Treasurer stating that:

(i) the representations and warranties of the Company in Section 1 are true and correct as of the Closing Date; the Company has complied in all material respects with all its agreements contained herein required to be performed or satisfied at or prior to the date of the certificate; and the conditions set forth in Section 5(a) have been fulfilled, and

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(ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and, to the knowledge of such officers, no proceeding for that purpose shall have been initiated or threatened by the Commission.

(f) Accountant’s Letter. The Company shall have furnished to the Agents on the Closing Date a letter of PricewaterhouseCoopers LLP, addressed jointly to the Company and the Agents and dated the Closing Date in form and substance reasonably satisfactory to the Agents confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

(i) in their opinion, the financial statements and schedules audited by them and included in the Prospectus contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) they have performed the procedures with respect to any unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

(iii) on the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) any material modifications should be made to the unaudited financial statements, if any, included in the Prospectus, for such financial statements to be in conformity with generally accepted accounting principles and the unaudited financial statements, if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(B) at the date of the latest available balance sheet read by such accountants, or at a specified date not more than five days prior to the date thereof, there was any change in the capital stock of the Company, any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or there was any decrease in consolidated net current assets or stockholders’ equity as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(C) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, or to a specified date not more than five days prior to the date thereof, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or in total or per-share amounts of net income of the Company, except in all cases set forth in clause (B)

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above and this clause (C) for changes, increases or decreases which are set forth in or contemplated by the Prospectus, have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection (h).

(g) Opinion of Agents’ Counsel. The Agents shall have received from Mayer, Brown, Rowe & Maw LLP, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering its opinion pursuant to this Section 5(g), counsel to the Agents may rely on the opinion described in Section 5(c) above as to the General Corporation Law of the State of Maryland.

(h) Additional Conditions. There shall not have occurred since the date on which such person agreed to purchase the Notes (the “Trade Date”): (i) any material adverse change in the business, properties or condition (financial or otherwise), of the Company and its subsidiaries, taken as a whole; (ii) a suspension or material limitation in trading in any of the Company’s securities or in securities generally on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (iv) any downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, or no implication of a possible downgrading, of such rating); or (v) any material outbreak or escalation of hostilities or other calamity or crisis or changes in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agents, impracticable to market the Notes.

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(i) Other Information and Documentation. Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY

The Company covenants and agrees that:

(a) Affirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes and each delivery of Notes by the Company to a purchaser shall be deemed to be an affirmation of the representations and warranties of the Company contained in this Agreement (such representations and warranties being deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at each such time).

(b) Subsequent Delivery of Officers’ Certificates. The Company agrees that, during each Marketing Period, each time (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) except as set forth in (ii) and (iv) below, an amendment or supplement to the Prospectus by the filing of an Incorporated Document or (C) an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the Commission an Annual Report on Form 10-K that is incorporated by reference into the Prospectus, (iii) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an Officers’ Certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or (iv) the Agents reasonably request following the filing of an Incorporated Document (other than as specified in (ii) above), the Company shall, promptly following such amendment or supplement, filing of an Annual Report on Form 10-K or request or concurrently with the Time of Delivery relating to such sale, furnish to the Agents a certificate, as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing, representing that the statements contained in the certificate referred to in Section 5(e) which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time), or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. If such amendment, supplement or filing was not filed during a Marketing Period, then, as of the first day of the next succeeding Marketing Period, the Company shall submit to the Agents the certificate described above.

(c) Subsequent Delivery of Legal Opinions. The Company agrees that, during each Marketing Period, each time (i) the Registration Statement or any Prospectus shall be amended or supplemented (other than by (A) a Pricing Supplement, (B) except as set forth in (ii) and (iv) below, an amendment or supplement to the Prospectus by the filing of an Incorporated Document or (C) an amendment or supplement which relates solely to an offering of securities other than the Notes), (ii) there is filed with the Commission an Annual Report on Form 10-K that is incorporated by reference into the Prospectus, (iii) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion

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under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or (iv) the Agents reasonably request following the filing of an Incorporated Document (other than as specified in (ii) above) the Company shall, promptly following such amendment or supplement, filing by an Annual Report on Form 10-K or request or concurrently with the Time of Delivery relating to such sale, furnish to the Agents and their counsel (A) in the case of (i) through (iv) above (other than a request relating to the filing by the Company of a Quarterly Report on Form 10-Q) the written opinions of an officer of the Company who is an attorney, outside Maryland counsel to the Company and Sidley Austin Brown & Wood LLP, special counsel to the Company (or other outside counsel of the Company acceptable to the Agents), each addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinions referred to in Sections 5(b), 5(c) and 5(d), but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in rendering their opinion as aforesaid, Sidley Austin Brown & Wood LLP may rely on an opinion, dated as of the date of delivery of the Sidley Austin Brown & Wood LLP opinion, of its affiliates as to the laws of any jurisdiction other than the United States of America and the State of Illinois and provided further, however, that in lieu of such opinion, each such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance) and (B) in the case of a request by the Agents relating to the filing by the Company of a Quarterly Report on Form 10-Q, the written opinion of an officer of the Company who is an attorney, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the effect set forth in the last paragraph of Section 5(b). If such amendment, supplement or filing was not filed during a Marketing Period, then on the first day of the next succeeding Market Period, the Company shall furnish to the Agents and their counsel the written opinions of an officer of the Company who is an attorney, outside Maryland counsel to the Company and Sidley Austin Brown & Wood LLP, special counsel to the Company, as described above.

(d) Subsequent Delivery of Accountant’s Letters. The Company agrees that, during each Marketing Period, each time (i) the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information (other than by (A) except as set forth in (ii) and (iv) below, an amendment to the Registration Statement or an amendment or supplement to the Prospectus by the filing of an Incorporated Document or any amendment or supplement which sets forth financial information previously incorporated by reference into the Registration Statement or Prospectus and (B) an amendment or supplement which relates solely to an offering of securities other than the Notes), (ii) there is filed with the Commission an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (iii) the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or (iv) the Agents reasonably request following the filing of an Incorporated Document (other than as specified in (ii) above), the Company shall cause PricewaterhouseCoopers LLP (or other independent accountants of the Company acceptable to the Agents) to furnish to the Agents, promptly following such amendment or supplement, filing of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or request or concurrently with the Time of Delivery relating to such sale, a letter, addressed jointly to the

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Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same general tenor as the letter referred to in Section 5(f) but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If such amendment, supplement or filing was not filed during a Marketing Period, then on the first day of the next succeeding Marketing Period the Company shall cause PricewaterhouseCoopers LLP (or other independent accountants of the Company acceptable to the Agents) to furnish to the Agents a letter, addressed jointly to the Company and the Agents as described above.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of Agent. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses reasonably incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Form T-1, (ii) a claim arising out of any untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished to such Agent by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, on a timely basis such Agent thereafter failed to deliver such Prospectus, as so amended or supplemented, at or prior to confirmation of the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes which are the subject thereof from such Agent or (iii) a claim for which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

(b) Indemnification of the Company. Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act from and against any loss, claim, damage or liability, joint or several,

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and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

(c) Notice. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7, except to the extent the indemnifying party is prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement of judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought

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hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 7 shall for any reason (other than pursuant to the provisos of Section 7(a)) be unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by or on behalf of any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. STATUS OF EACH AGENT

In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and as agent for the Company and not as principal.

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SECTION 9. REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10. TERMINATION

This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day’s written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), the last sentence of 3(c), 3(d), 3(g), 4, 7, 8 and 9 shall survive any termination of this Agreement.

SECTION 11. SALES OF NOTES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED NOTES

If at any time the Company and any of the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. dollars, which other currency may include a composite currency, or with respect to which a currency index is used to determine the amounts of payments of principal and any premium or interest, the Company and such Agent shall execute and deliver an Amendment (a “Foreign Currency Amendment” or “Indexed Note Amendment,” as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate, additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby.

SECTION 12. NOTICES

Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them as follows:

Banc of America Securities LLC

9 West 57th Street

NY1-301-2M-01

New York, New York 10019

Attn: High Grade Capital Markets Transition Management

Telecopier: (212) 847-5184

24

Banc One Capital Markets, Inc.

Attn: Structuring & Execution

1 Bank One Plaza, Mail Code IL 1-0595

Chicago, Illinois 60670

Telecopier: (312) 732-4773

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attn: Fixed Income Syndicate

Telecopier: (212) 841-3930

Citigroup Global Markets Inc.

Medium-Term Note Department

388 Greenwich Street

New York, New York 10013

Telecopier: (212) 816-0949

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attn: Credit Capital Markets

Telecopier: (212) 442-9458

J.P. Morgan Securities Inc.

270 Park Avenue, 8th Floor

New York, New York 10017

Attn: Transition Execution Group

Telecopier: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial , Floor 15

New York, New York 10080

Attn: Global Transaction Management Group

Telephone: (212) 449-7476

Telecopier: (212) 449-2234

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, New York 10036

Attn: Manager – Continuously Offered Products

Telephone: (212) 761-1928

Telecopier: (212) 761-0780

25

with a copy to:

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, New York 10036

Attn: Investment Banking Information Center

Telephone: (212) 761-7830

Telecopier: (212) 507-2705

Notices to the Company shall be directed to it as follows: Treasury Department, Sara Lee Corporation, Three First National Plaza, Chicago, Illinois 60602-4260, Attention: Stu Schoder, Telephone: (312) 558-8728, Telecopy: (312) 558-8567, email: sschoder@saralee.com.

SECTION 13. BINDING EFFECT; BENEFITS

This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in Section 7 shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. ADDITIONAL AGENTS

The Company shall have the right to add additional agents at any time; provided that each new agent shall agree in writing to be bound by the terms of this Agreement.

SECTION 15. GOVERNING LAW; COUNTERPARTS

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the principles of choice of law). This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 16. PARAGRAPH HEADINGS

The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space for that purpose below.

Very truly yours,

SARA LEE CORPORATION

By:	/S/ DIANA FERGUSON

26

CONFIRMED AND ACCEPTED, as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/S/ LILY CHANG

Name: Lily Chang Title: Principal

BANC ONE CAPITAL MARKETS, INC.

By:	/S/ ROBERT NORDLINGER

Name: Robert Nordlinger Title: Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/S/ DOUGLAS COOK

Name: Douglas Cook Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/S/ JEFFREY C. PONKO

Name: Jeffrey C. Ponko Title: Vice President

GOLDMAN, SACHS & CO.

By:	/S/ GOLDMAN, SACHS & CO.

(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.

By:	/S/ CARL J. MEHLDAU JR.

Name: Carl J. Mehldau Jr. Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/S/ SABINA CEDDIA

Name: Sabina Ceddia Title: Duly Authorized Attorney

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ HAROLD J. HENDERSHOT III

Name: Harold J. Hendershot III Title: Executive Director

27

EXHIBIT A

As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the U.S. dollars equivalent of the principal amount of such Note multiplied by the appropriate percentage set forth below:

Maturity Ranges	Percent of Principal Amount
From 9 months to less than 1 year	.125
From 1 year to less than 18 months	.150
From 18 months to less than 2 years	.200
From 2 years to less than 3 years	.250
From 3 years to less than 4 years	.350
From 4 years to less than 5 years	.450
From 5 years to less than 6 years	.500
From 6 years to less than 7 years	.550
From 7 years to less than 10 years	.600
From 10 years to less than 15 years	.625
From 15 years to less than 20 years	.700
From 20 years to 30 years	.750
More than 30 years	*

*	As negotiated between the Company and the relevant Agent at the time of sale.

A-1

EXHIBIT B

SARA LEE CORPORATION

ADMINISTRATIVE PROCEDURES

Medium-Term Notes, Series E

(Dated as of November 21, 2003)

Medium-Term Notes, Series E (the “Notes”) are to be offered on a continuing basis by Sara Lee Corporation (the “Company”) through Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, who as agents (each an “Agent,” and collectively, the “Agents”), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

The Notes are being sold pursuant to a Distribution Agreement by and among the Company and the Agents, dated November 21, 2003 (the “Distribution Agreement”). Additionally, the Company has reserved the right to sell Notes on its own behalf directly to purchasers. The Notes will be issued as a series of securities under an Indenture (the “Indenture”), dated as of October 2, 1990, between the Company and The Bank of New York (as successor to Continental Bank, N.A.), as trustee (the “Trustee”). A Registration Statement (the “Registration Statement”) with respect to the Notes has been filed with the Securities and Exchange Commission (the “Commission”). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the “Prospectus.” The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the “Pricing Supplement.”

Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued (a) fully registered in book-entry form (each, a “Book-Entry Note”) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC, or (b) in registered definitive form (each, a “Definitive Note”) delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Definitive Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Book-Entry Notes will be issued in accordance with the procedures set forth in Part II hereof and Definitive Notes will be issued in accordance with the procedures set forth in Part III hereof.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating requirements or the Distribution Agreement, the relevant provision of the Notes, the Indenture, DTC’s operating requirements and the Distribution Agreement shall control.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:	Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (each, an “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date no less than nine months from its Original Issue Date (the “Stated Maturity”) selected by the investor or other purchaser and agreed to by the Company.

Registration:	Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:	Unless otherwise provided in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases applicable to Floating Rate Notes	Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:	The Notes may be subject to redemption, in whole or in part, prior to their Stated Maturity by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity.

The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity.

Calculation of Interest:	In case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

Unless otherwise provided in the applicable Pricing Supplement, accrued interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the later of the Original Issue Date, or from the last date to but excluding which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, CD Rate Notes, Eleventh District Cost of Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of CMT Rate Notes and

Treasury Rate Notes. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest of the applicable Interest Rate Bases applied.

Interest:	General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity or date of earlier redemption or repayment, as the case may be (the Stated Maturity or date of earlier redemption or repayment is referred to herein as the “Maturity Date” with respect to the principal repayable on such date).

If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding
Business Day, with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity
Date to the next succeeding Business Day.

Unless otherwise provided in the applicable Pricing Supplement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided, however, that with respect to Notes denominated in a foreign currency, a Business Day is also not a day on which commercial banks in the Principal Financial Center of the country issuing the specified currency are authorized or obligated by law, regulation or executive order to close (or, if the specified currency is Euro, a Business Day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open), and with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). “Principal Financial Center” means (i) the capital city of the country issuing the currency in which the Notes are denominated or (ii) the capital city of the country to which the designated LIBOR currency relates, as applicable, except that in the case of the (i) or (ii) above, with respect to the following currencies, the Principal Financial Center means the city associated with each of the following currency’s: U.S. dollars – The City of New York, Australian dollars – Sydney, Canadian dollars – Toronto, Euros – London (solely in the case of the Designated LIBOR Currency), New Zealand dollars – Auckland & Wellington, Portuguese dollars – Lisbon, South African rand – Johannesburg, Swiss francs – Zurich; and with respect to Euros (other than in the case of the designated LIBOR currency), the Principal Financial Center means the principal financial center of the participating member as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the calculation agent. “London Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day on which dealings in deposits in the designated LIBOR currency are transacted in the London interbank market.

Regular Record Dates Unless otherwise provided in the applicable Pricing
Supplement, the “Regular Record Date” for a Fixed Rate Note will be the March
1 and September 1 (whether or not a Business Day) preceding the applicable
Interest Payment Date and, for a Floating Rate Note, shall be shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest
Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on March 15 and September 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation	If agreed upon by any Agent and the Company, then such Agent acting solely as agent for the Company and not as principal will solicit offers to purchase the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any offer to purchase Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent’s agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any offer to purchase Notes, in whole or in part, and any such rejection shall not be a breach of the Company’s agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the “Act”). Information to be included in the Pricing Supplement shall include:

1. the name of the Company;

2. the title of the Notes;

3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

4. the name of the Offering Agent (as defined below);

5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

6.      with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

7.      with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

8. the Offering Agent’s discount or commission;

9. net proceeds to the Company;

10.    the Principal Amount, Original Issue Date, Stated Maturity, Interest Payment Date(s), Redemption Date(s), if any, Redemption Price(s), if any, Repayment Date(s), if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Rate Basis or Bases, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent (if other than the Trustee); and

11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the “Offering Agent”) and the Trustee at the following applicable address:

if to Banc of America Securities LLC, to:

Banc of America Securities LLC 9 West 57th Street NY1-301-2M-01 New York, New York 10019 Attn: Transaction Management Telecopier: (212) 847-5184

if to Banc One Capital Markets, Inc., to:

Banc One Capital Markets, Inc. 1 Bank One Plaza Mail Code IL1-0595 Chicago, Illinois 60670 Attention: Structuring & Execution Telecopier: (312) 275-3490

if to BNP Paribas Securities Corp., to:

BNP Paribas Securities Corp. 787 Seventh Avenue - 8th Floor New York, New York 10019 Attention: Fixed Income Syndicate Telecopier: (212) 841-3930

if to Citigroup Global Markets Inc., to:

Citigroup Global. Markets Inc. Attn: Annabelle Avila Brooklyn Army Terminal 140 58th Street, 8th Floor Brooklyn, NY 11220 Telecopier: 718-765-6734

if to Goldman, Sachs & Co., to:

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Attention: Credit Capital Markets Telecopier: (212) 442-9458

if to JP Morgan Securities Inc., to:

J. P. Morgan Securities Inc. 270 Park Avenue 8th Floor New York, New York 10017 Attention: MTN Desk Telecopier: (212) 834-6081

if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch Production Technologies

4 Corporate Place

Piscataway, New Jersey 08854

Attn: Diane Walker

mtnsuppl@na2.us.ml.com

Telephone: (732) 878-6536

Telecopier: (732) 878-6481

if to Morgan Stanley & Co., to:

Morgan Stanley & Co. Incorporated 1585 Broadway 2nd Floor New York, New York 10036 Attn: Medium-Term Note Trading Desk Telecopier: (212) 761-8846

and if to the Trustee, to:

The Bank of New York [Address] Attention: Telecopier: (801) 246-5053

For record keeping purposes, one copy of such Pricing Supplement shall also be mailed or faxed to:

Sidley Austin Brown & Wood LLP 10 South Dearborn Street

Chicago, Illinois 60603 Attention: Kevin F. Blatchford Telephone: (312) 853-7000 Telecopier: (312) 853-7036

with a copy to:

Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 Attention: Edward S. Best Telephone: (312) 782-0600 Telecopier: (312) 701-7711

In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement.” Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedure Timetable” with respect to Book-Entry Notes and Definitive Notes, respectively (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable,” such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing Rates or Other Terms	When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable “Settlement Procedures.”

Suspension of Solicitation; Amendment or Supplement	The Company may instruct the Agents to suspend solicitations of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement to the extent required by and in accordance with the Distribution Agreement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee at the following respective addresses:

Banc of America Securities LLC 9 West 57th Street NY1-301-2M-01

New York, New York 10019 Attn: Transaction Management Telecopier: (212) 847-5184

Banc One Capital Markets, Inc. 1 Bank One Plaza Mail Code IL1-0595 Chicago, Illinois 60670 Attention: Structuring & Execution Telecopier: (312) 275-3490

BNP Paribas Securities Corp. 787 Seventh Avenue - 8th Floor New York, New York 10019 Attention: Fixed Income Syndicate Telecopier: (212) 841-3930

Citigroup Global. Markets Inc. Attn: Annabelle Avila Brooklyn Army Terminal 140 58th Street, 8th Floor Brooklyn, NY 11220 Telecopier: 718-765-6734

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Attention: Credit Capital Markets Telecopier: (212) 442-9458

J. P. Morgan Securities Inc. 270 Park Avenue 8th Floor New York, New York 10017 Attention: MTN Desk Telecopier: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, Floor 15

New York, New York 10080

Attn Global Transaction Management Group

Telephone: (212) 449-7476

Telecopier: (212) 449-2234

Morgan Stanley & Co. Incorporated 1585 Broadway 2nd Floor New York, New York 10036 Attn: Medium-Term Note Trading Desk Telecopier: (212) 761-8846

For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or faxed to:

Sidley Austin Brown & Wood LLP 10 South Dearborn Street Chicago, Illinois 60603 Attention: Kevin F. Blatchford Telecopier: (312) 853-7036

and to:

Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 Attention: Edward S. Best Telecopier: (312) 701-7711.

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable Pricing Supplement	A copy of the most recent Prospectus and the applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of Signatures:	Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by Reference:	To the extent required by and in accordance with the Distribution Agreement, the Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement and the Prospectus.

Taxes:	Under the Indenture, Notes may be issued at a discount from the stated principal amount thereof or with such terms (such as contingent interest, interest holidays, irregular accrual periods, interest payable in additional Notes, stepped rates, rates based on multiple or non-conventional interest indices or Notes on which payments are tied to the value of a single stock, a basket of stocks, a commodity or a stock or commodities index) so as to cause the Notes to be subject to the original issue discount rules of federal, state, local or foreign tax laws. In the event Notes are issued at such discount or with such terms so as to cause original issue discount rules to apply, the terms of such Notes and additional disclosure regarding the federal income tax treatment of such Notes as well as certain other considerations will be provided in the applicable Pricing Supplement relating thereto.

PART II: PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated November 21, 2003, and the Medium-Term Note Certificate Agreement, dated April 14, 1989 between the Trustee and DTC, as amended, and as such agreement may be further amended from time to time (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:	All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, Specified Currency, Interest Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity (collectively, the “Fixed Rate Terms”) will be represented initially by a single Book-Entry Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Specified Currency, formula for the calculation of interest (including the Interest Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Initial Interest Rate, Index Maturity (if applicable), Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity (collectively, the “Floating Rate Terms”) will be represented initially by a single Book-Entry Note.

For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Definitive Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers.

The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $500,000,000 aggregate principal amount and otherwise required to be represented by the same Book-Entry Note will instead be represented by two or more Book-Entry Notes which shall all be assigned the same CUSIP number.

Registration:	Unless otherwise specified by DTC, each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of beneficial ownership interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants

(and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:	The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $500,000,000 in aggregate principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes.

Payments of Principal and Interest	Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Corporation. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Book-Entry Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Book-Entry Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment.” The Trustee shall make payment of that amount of interest due and owing on any Book-Entry Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody’s Investors Service, Inc. and Standard & Poor’s Corporation of the interest rates determined as of such Interest Determination Date.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Book-Entry

Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Book-Entry Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment.” The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Book-Entry Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Book-Entry Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Book-Entry Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 12:00 noon, New York City time, on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Book-Entry Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Book-Entry Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Book-Entry Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Book-Entry Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Settlement	Settlement procedures with regard to each Note in book-entry form sold by an Agent, as agent of the Company, or procedures with respect to Notes in book-entry form: purchased by an Agent, as principal, will be as follows:

A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

1. Principal Amount, Authorized Denomination, and Specified Currency.

2. Exchange Rate Agent, if any.

3. (a) Fixed Rate Notes:

(i) Interest Rate.

(ii) Interest Payment Dates.

(iii) Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

(b) Floating Rate Notes:

(i) Interest Rate Basis or Bases.

(ii) Initial Interest Rate.

(iii) Spread and/or Spread Multiplier, if any.

(iv) Interest Reset Date or Dates.

(v) Interest Payment Dates.

(vi) Index Maturity, if any.

(vii) Maximum and/or Minimum Interest Rates, if any.

4. Issue Price, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

5. Trade Date.

6. Settlement Date (Original Issue Date).

7. Stated Maturity.

8. Redemption provisions, if any.

9. Repayment provisions, if any.

10. Proceeds to the Company.

11. The Offering Agent’s discount or commission.

12. Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

13. Such other information specified with respect to such Note (whether by Annex or otherwise).

B.     The Company will assign a CUSIP number to the Book-Entry Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Book-Entry Note.

C. The Trustee will communicate to DTC and the Offering Agent through DTC’s Participant Terminal System a pending deposit message specifying the following settlement information:

1. The information set forth in the Settlement Procedure A.

2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

3. Identification of the Book-Entry Note as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

4.      Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date 5 calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

5. CUSIP number of the Book-Entry Note representing such Note.

6. Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor’s Corporation, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor’s Corporation.

D. The Trustee will complete and authenticate the Book-Entry Note representing such Note.

E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

F.      The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent’s discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Certificate Agreement.

G.     In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent’s participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

J.      The Trustee will send a copy of the Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

K.     If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures Timetable	For offers to purchase Notes accepted by the Company, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

	Settlement Procedure	Time
	A	11:00 a.m. on the trade date or within one hour following the trade
	B	12:00 noon on the trade date or within one hour following the trade
	C	No later than the close of business on the trade date
	D	10:00 a.m. on Settlement Date
	E	11:00 a.m. on Settlement Date
	F-G	No later than 2:00 p.m. on Settlement Date
	H	4:00 p.m. on Settlement Date
	I-K	5:00 p.m. on Settlement Date

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle	If the Trustee fails to enter an SDFS deliver order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note “canceled,” make appropriate entries in its records and send certification of destruction of such canceled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.
PART III: PROCEDURES FOR DEFINITIVE NOTES

Denominations:	Unless otherwise provided in the applicable Pricing Supplement, the Definitive Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal, Premium, if any and Interest	Upon presentment and delivery of the Definitive Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Definitive Note on the Maturity Date in immediately available funds. All interest payments on a Definitive Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register; provided, however, that Holders of $10,000,000 or more in aggregate principal amount of Definitive Notes having the same Interest Payment Date shall be entitled to receive upon written request received by the Trustee prior to the Regular Record Date in respect of an interest payment, or the date which is 15 days before the Stated Maturity or date of redemption or repayment of the principal of the Notes, as the case may be, such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Definitive Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

Definitive Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee.

All canceled Definitive Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures	Settlement Procedures with regard to each Definitive Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

A. The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Definitive Note:

1. Exact name in which the Definitive Note(s) is to be registered (the “Registered Owner”).

2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

3. Taxpayer identification number of the Registered Owner.

4. Principal amount, Authorized Denomination and Specified Currency.

5. Exchange Rate Agent, if any.

6. (a) Fixed Rate Notes:

(i) Interest Rate.

(ii) Interest Payment Dates.

(iii) Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

(b) Floating Rate Notes:

(i) Interest Rate Basis or Bases.

(ii) Initial Interest Rate.

(iii) Spread and/or Spread Multiplier, if any.

(iv) Initial Interest Reset Date and Interest Reset Dates.

(v) Interest Payment Dates.

(vi) Index Maturity, if any.

(vii) Maximum and/or Minimum Interest Rates, if any.

(viii)Calculation Agent (if other than the Trustee).

7. Price to public of such Definitive Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

8. Trade Date.

9. Settlement Date (Original Issue Date).

10. Stated Maturity.

11. Redemption provisions, if any.

12. Repayment provisions, if any.

13. Proceeds to the Company.

14. The Offering Agent’s discount or commission.

15. Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

16. Such other information specified with respect to such Note (whether by Annex or otherwise).

B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Definitive Note.

C. The Trustee will complete the Definitive Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called “Stub 1,” “Stub 2” and “Stub 3”):

1. Definitive Note with the Offering Agent’s confirmation, if traded on a principal basis, or the Offering Agent’s customer confirmation, if traded on an agency basis.

2. Stub 1 for Trustee.

3. Stub 2 for Offering Agent.

4. Stub 3 for the Company.

D. With respect to each trade, the Trustee will deliver the Definitive Note and Stub 2 thereof to the Offering Agent at the following applicable address:

if to Banc of America Securities LLC, to:

Banc of America Securities LLC 9 West 57th Street NY1-301-2M-01 New York, New York 10019 Attn: Transaction Management Telecopier: (212) 847-5184

if to Banc One Capital Markets, Inc., to:

Banc One Capital Markets, Inc.

1 Bank One Plaza Mail Code IL1-0595 Chicago, Illinois 60670 Attention: Structuring & Execution Telecopier: (312) 275-3490

if to BNP Paribas Securities Corp., to:

BNP Paribas Securities Corp. 787 Seventh Avenue - 8th Floor New York, New York 10019 Attention: Fixed Income Syndicate Telecopier: (212) 841-3930

if to Citigroup Global Markets Inc., to:

Citigroup Global. Markets Inc. Attn: Annabelle Avila Brooklyn Army Terminal 140 58th Street, 8th Floor Brooklyn, NY 11220 Telecopier: 718-765-6734

if to Goldman, Sachs & Co., to:

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Attention: Credit Capital Markets Telecopier: (212) 442-9458

if to JP Morgan Securities Inc., to:

J. P. Morgan Securities Inc. 270 Park Avenue 8th Floor New York, New York 10017 Attention: MTN Desk Telecopier: (212) 834-6081

if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch Production Technologies 4 Corporate Place Piscataway, New Jersey 08854 Attn: Diane Walker

mtnsuppl@na2.us.ml.com Telephone: (732) 878-6536 Telecopier: (732) 878-6481

if to Morgan Stanley & Co., to:

Morgan Stanley & Co. Incorporated 1585 Broadway 2nd Floor New York, New York 10036 Attn: Medium-Term Note Trading Desk Telecopier: (212) 761-8846

and the Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Definitive Note through a broker’s receipt and will keep Stub 2. Delivery of the Definitive Note will be made only against such acknowledgment of receipt. Upon determination that the Definitive Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Definitive Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

E.     In the case of a Definitive Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Definitive Note (with the confirmation) to the purchaser against payment in immediately available funds.

F. The Trustee will send Stub 3 to the Company.

Settlement Procedures Timteable	For offers to purchase Definitive Notes accepted by the Company, Settlement
Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time)
set forth below:

Settlement
	Procedure	Time
	A	11:00 a.m. on the trade date or within one hour following the trade
	B	12:00 noon on the trade date or within one hour following the trade
	C-D	2:15 p.m. on Settlement Date
	E	3:00 p.m. on Settlement Date
	F	5:00 p.m. on Settlement Date

Failure to Settle:	In the case of Definitive Notes sold through the Offering Agent, as agent, if an investor or other purchaser of a Definitive Note from the Company shall either fail to accept delivery of or make payment for such Definitive Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Definitive Note to the Trustee.

The Trustee, upon receipt of such Definitive Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Definitive Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Definitive Note in respect of which the failure occurred, the Trustee will cancel and destroy such Definitive Note, make appropriate entries in its records to reflect the fact that such Definitive Note was never issued, and accordingly notify in writing the Company.

EXHIBIT C

[Form of Purchase Agreement]

Sara Lee Corporation

Three First National Plaza

Chicago, Illinois 60602-4260

Re:	Distribution Agreement by and among Sara Lee Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, dated November 21, 2003

[The undersigned agrees to purchase the following principal amount of the Medium-Term Notes, Series E, referred to in the above-mentioned Agreement: $                     ]

[The undersigned agree to purchase the aggregate principal amount of Medium-Term Notes, Series E, referred to in the above-mentioned Agreement set forth opposite their names below:]

Name of Agent(s)	Principal Amount
[Banc of America Securities LLC	$]
[Banc One Capital Markets, Inc.	$]
[BNP Paribas Securities Corp.	$]
[Citigroup Global Markets Inc.	$]
[Goldman, Sachs & Co.	$]
[J.P. Morgan Securities Inc.	$]
[Merrill Lynch, Pierce, Fenner & Smith Incorporated	$]
[Morgan Stanley & Co. Incorporated	$]
$
Total	$

C-1

The terms of such Medium-Term Notes, Series E, shall be as set forth below.

Interest Rate:

If Fixed Rate Note:

Interest Rate:

Interest Payment Dates (if other than March 15 and September 15):

Regular Record Dates (if other than March 1 and September 1):

If Floating Rate Note:

Base Rate or Rates:

Initial Interest Rate:

Initial Interest Reset Date:

Spread, if any:

Spread Multiplier, if any:

Interest Reset Date(s):

Interest Payment Date(s):

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Payment Period:

Interest Reset Period:

Calculation Agent (if other than The Bank of New York):

If Redeemable:

Redemption Date:

Redemption Price(s):

If Repayable:

Repayment Date(s):

Specified Currency

Principal Amount: $

Stated Maturity:

Trade Date:

Issue Price: %

Agent’s Discount or Commission:

Original Issue Date:

Settlement Date and Time:

Additional Terms:

The Certificate referred to in Section 6(b), the opinions of counsel referred to in Section 6(c) and the accountants’ letter referred to in Section 6(d) of the above-mentioned Agreement will [not] be required, and the holdback agreement set forth in Section 3(h) of the above-mentioned Agreement will [not] be applicable.

[Insert the following if more than one Agent is purchasing Notes —][If, on the Settlement Date, any one or more of the Agents shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate

C-2

principal amount of the Notes to be purchased, each non-defaulting Agent shall be obligated severally in the proportion which the principal amount of Notes set forth opposite its name in this Purchase Agreement bears to the aggregate principal of Notes set forth opposite the names of all such non-defaulting Agents to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase; provided, however, that in no event shall the principal amount of Notes which any Agent has agreed to purchase pursuant to this Purchase Agreement be increased by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Agent. If any Agent or Agents shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the non-defaulting Agents and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Agent or the Company. In any such case the non-defaulting Agents shall have the right to postpone the Settlement Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]

This Agreement and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

[Name of Agent(s) Purchasing as Principal].

By:

Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written.

SARA LEE CORPORATION

By:

Name: Title:

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EXHIBIT D

[INDEXED NOTE]

AMENDMENT NO.

TO DISTRIBUTION AGREEMENT DATED NOVEMBER 21, 2003

AS AMENDED

[Insert Title of the Denominated

and Indexed Currencies]

The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the “Denominated Currency”) and indexed to [title of currency or currency unit] (the “Indexed Currency”) pursuant to the Distribution Agreement dated November 21, 2003, as it may be amended (the “Distribution Agreement”), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Denominated Currency and indexed to the Indexed Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the applicable foreign currency.

Except as otherwise expressly provided herein, all terms used herein that are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term[s] Agent [or Agents], as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agent[s] for purposes of this Amendment.

[Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]

, 200
[NAME OF COMPANY]

By:

Name: Title:

[NAME(S) OF AGENT(S) PARTICIPATING IN THE OFFERING OF THE INDEXED NOTES]

By:

Name: Title: